                                                                   Exhibit 10.20
                                                                   -------------

                                 Exhibit 10.20
                                 -------------
                      EIGHTH LOAN MODIFICATION AGREEMENT


This EIGHTH LOAN MODIFICATION AGREEMENT is entered into as of July 14, 2000, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name Silicon Valley East ("Bank"), and TRANSWITCH CORPORATION, a Delaware corporation with its principal place of business at 3 Enterprise Drive, Shelton, Connecticut 06484 ("Borrower").

                                   RECITALS

Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                   AGREEMENT

1. DESCRIPTION OF EXISTING LOAN DOCUMENTS. Reference is hereby made to that certain Commitment Letter dated as of July 1, 1993 between Bank and Borrower, as amended by letter amendments dated as of September 1, 1994 and March 21, 1995, as further amended by Loan Modification Agreements dated April 8, 1994, April 19, 1995, January 5, 1996, December 31, 1996, July 11, 1997, July 16, 1998 and
July 15, 1999 between Borrower and Bank, and as such Commitment Letter may be further amended from time to time (the "Commitment Letter"), providing for certain financing from Bank to Borrower, such financing to be evidenced by promissory notes as referenced herein. Hereinafter, all indebtedness owing by Borrower to Bank pursuant to the Commitment Letter and any promissory notes shall be referred to as the "Indebtedness." Repayment of the Indebtedness is secured pursuant to a Security Agreement dated as of July 1, 1993 between Borrower and Bank, as amended (the "Security Agreement"). Hereinafter, the Commitment Letter, Security Agreement, and any promissory notes, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents." Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same respective meanings as set forth in the Commitment Letter.

2. DESCRIPTION OF CHANGES IN TERMS.

2.1 Numbered paragraph 2 of the Commitment Letter, as heretofore amended, is hereby replaced in its entirety as follows:

    The Working Capital Commitment will commence July 14, 2000 and will expire on July 13, 2001 (the "Working Capital Expiry Date"). The Equipment Commitment will commence July 14, 2000 and will expire on July 13, 2001 (the "Equipment Expiry Date").

2.2 The first three sentences of numbered paragraph 3 of the Commitment
Letter, as heretofore amended, are hereby replaced in their entirety as follows:

Advances under the Working Capital Commitment shall bear interest at a fluctuating per annum rate of interest equal to the Bank's Prime Rate (as defined below) or the Interest Rate for LIBOR Rate Loans as set forth on the attached LIBOR Supplement Agreement, as applicable and advances under the Equipment Line of Credit Commitment shall bear interest at a fluctuating rate of interest equal to the Bank's Prime Rate per annum. Borrower shall make payments of interest in respect of advances under the Working Capital Commitment monthly on the thirteenth (13th) day of each month and on the Working Capital Expiry Date. Borrower shall make payments of interest in respect of advances under the Equipment Commitment monthly on the thirteenth (13th) day of each month and on the Equipment Expiry Date. Nothwithstanding an Event of Default, Advances under the Commitments shall bear interest at a rate of 5% per annum plus the rate otherwise in effect.

2.3 Numbered paragraph 4 of Schedule II to the Commitment Letter, as heretofore amended, is hereby replaced in its entirety as follows:
4. Financial Statements, Etc. Borrower will furnish to Bank:

(a) prior to any Advances under the Working Capital Commitment, as soon as available but in any event within forty five (45) days after the end of each fiscal quarter in which any Advances under the Working Capital Commitment are outstanding, commencing with the quarter ending June 30, 2000, consolidated financial statements of Borrower on Form 10-Q;

(b) as soon as available, but in any event within one hundred twenty
(120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower on Form 10-K;

(c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K (to the extent not previously provided to Bank) filed with the Securities and Exchange Commission;

(d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in a Material Adverse Effect;

(e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

(f) prior to any Advances under the Working Capital Commitment, and within thirty (30) days after the last day of each month in which any Advances under the Working Capital Commitment are outstanding, an aged listing of accounts receivable.

(g) prior to any Advances under the Working Capital Commitment and as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter in which any Advances under the Working Capital Commitment are outstanding, commencing with the quarter ending June 30, 2000, a Compliance Certificate signed by the Chief Financial Officer or the President of Borrower in a form acceptable to Bank and appropriately completed.

2.4 Numbered paragraph 24 of Schedule II to the Commitment Letter, as heretofore amended, is hereby replaced in its entirety as follows:

24. Tangible Net Worth. The Borrower will not permit Tangible Net Worth at the end of any calendar quarter, commencing with the quarter ending June 30, 2000, to be less than $150,000,000.

2.5 The Compliance Certificate referred to in numbered subparagraph 4(c) of
Schedule II to the Commitment Letter, as heretofore amended, is hereby deleted and replaced with the Compliance Certificate attached hereto as Exhibit A.

2.6 The definition. of "Eligible Equipment' in Schedule III of the Commitment Letter, as heretofore amended, is hereby amended by deleting the date July 15, 1999 appearing in the last line of subparagraph (b) thereof and substituting the date July 14, 2000

3. FACILITY FEE. Borrower shall pay to Bank a Working Capital Commitment facility fee of TWENTY-FOUR THOUSAND AND NO/100THS Dollars ($24,000) and an Equipment Commitment facility fee of SIX THOUSAND AND NO/100THS Dollars ($6,000) as well as any out-of-pocket expenses incurred by the Bank through the date hereof, including reasonable attorneys' fees and expenses, and after the date hereof, all Bank

Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

4. CONDITIONS PRECEDENT TO FURTHER ADVANCES. The obligation of Bank to make further advances to Borrower under this line is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Eighth Loan Modification Agreement (in duplicate), the Working Capital Note and the Equipment Note, each duly executed by Borrower;

(b) a certificate of the Secretary of Borrower with respect to resolutions authorizing the execution and delivery of this Sixth Loan Modification Agreement and the Loan Documents;

(c) payment of the fees and Bank Expenses then due specified in
Section 3 hereof; and

(d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in this Eighth Loan Modification Agreement.

6. NO DEFENSES OF BORROWER. Borrower agrees that as of this date, it has no defenses against any of the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that (i) in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Eighth Loan Modification Agreement (including the effects of Section 5 hereof), the Existing Loan Documents remain unchanged and in full force and effect, (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Eighth Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Eighth Loan Modification Agreement, and (vi) the terms of this Section 7 apply not only to this Eighth Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

8. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON- EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR

PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9. EFFECTIVENESS. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.


"Borrower"                      "Bank"

TRANSWITCH CORPORATION          SILICON VALLEY BANK, doing business as
                                SILICON VALLEY EAST


By: /s/ Michael F. Stauff       By: /s/ William R. Howell
-------------------------       -------------------------
Michael F. Stauff, SVP          William R. Howell, AVP
& Treasurer

                                   Exhibit A

                         FORM OF COMPLIANCE CERTIFICATE

Borrower                                           Bank
TranSwitch Corporation                             Silicon Valley Bank
3 Enterprise Drive                                 3003 Tasman Drive
Shelton, CT  06484                                 Santa Clara, CA 95054

     The undersigned authorized officer of TRANSWITCH CORPORATION hereby certifies that in accordance with the terms and conditions of the Commitment Letter dated as of July 1, 1993, as amended, between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ____________ of all required conditions and terms except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true, accurate and complete in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certificate. The Officer further certifies that there are prepared in accordance with Generally Accepted Accounting Principals (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes. The Officer further expressly acknowledges Borrower may not request any borrowings at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate if delivered.

     Please indicate compliance by circling Yes/No under "Complies" column

        REPORTING CONVENANT                        REQUIRED          COMPLIES
Quarterly financial statements & CC       Quarterly within 45 days*  Yes   No
Annual (CPA Audited)                      FYE within 120 days        Yes   No
A/R Agings                                Monthly within 30 days*    Yes   No
A/R Audit                                 Initial and Annual         Yes   No

         FINANCIAL COVENANT               REQUIRED        Actual     COMPLIES
Maintain on a quarterly basis:
Minimum Adjusted Quick Ratio              2.00:1.0       ______:1.0  Yes   No
Minimum Tangible Net Worth                $150,000,000  $______      Yes   No
Maximum Leverage                          1.25:1.0       ______:1.0  Yes   No

required only immediately prior to any initial Advances under the Working Capital Commitment and while Advances under the Working Capital Commitment are outstanding.

Comments Regarding Exceptions:

On behalf of the Borrower, the Officer further acknowledges that at any such time as Borrower is out of compliance with any of the terms set forth in the Agreement, including, without limitation, any of the financial covenants, Borrower cannot receive any advances.

Sincerely,


_______________________________
Signature

TITLE:  _______________________

DATE:    ______________________

                         LIBOR SUPPLEMENT TO AGREEMENT

  This LIBOR Supplement to Agreement (the "Supplement") is a supplement to the Commitment Letter dated as of July 1, 1993, as amended (the "Loan Agreement") between Silicon Valley Bank ("Bank") and TRANSWITCH CORPORATION ("Borrower"), and forms a part of and is incorporated into the Loan Agreement.

1.  DEFINITIONS

     "Business Day" means a day of the year (a) that is not a Sunday or other day on which banks in the State of California or the City of London are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

     "Interest Period" means for each LIBOR Rate Loan, a period of approximately three months, provided that the last day of an Interest Period for a LIBOR Rate Loan shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the applicable Maturity Date.

     "Interest Rate" shall mean as to: (a) Prime Rate Loans, an annual rate equal to the Prime Rate; and (b) LIBOR Rate Loans, an annual rate of 2.5% in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period).

     "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Loan, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 A.M. (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Loan.

     "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

     "LIBOR Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

     "Prime Rate" means the variable rate of interest per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank. The Interest rate applicable to the Prime Rate Loans shall change on each date there is a change in the Prime Rate.

     "Prime Rate Loans" means any Loans made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to Bank, any change on or after the date of this Loan Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Loans.

2.  REQUESTS FOR LOANS: CONFIRMATION OF INITIAL LOANS.

          (a) Each LIBOR Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (Santa Clara, California time) on the Business Day three (3) Business Days prior to the such date Loan is to be made. Each such notice shall specify the date such Loan is to made, which day shall be a Business Day, the amount of such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

          (b) Each written request for a LIBOR Rate Loan shall be in the form of a LIBOR Rate Loan Borrowing Certificate as set forth on Schedule A, which shall be duly executed by the Borrower.

          (c) Each Prime Rate Loan shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (Santa Clara, California time) on the Business Day one (1) Business days prior to the date such Loan is to be made. Each such notice shall specify the date such Loan is to be made, which day shall be a Business Day and the amount of such Loan, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

3.  CONVERSION/CONTINUATION OF LOANS.

          (a) Borrower may from time to time submit in writing a request that Prime Rate Loans be converted to LIBOR Rate Loans or that any existing LIBOR Rate Loans continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Loans which will constitute LIBOR Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Loans. Each written request for a conversion to LIBOR Rate Conversion/Continuation Certificate as set forth on Schedule B, which shall be duly executed by the Borrower. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Loans shall be converted to LIBOR Rate Loans or such LIBOR Rate Loans shall continue, as the case may be, provided that:

              (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, exists;

              (ii) no party hereto shall have sent any notice of termination of this Supplement or of the Loan Agreement;

              (ii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Loans;

              (iv) the amount of a LIBOR Rate Loan shall be $500,000 or such greater amount which is an integral multiple of $50,000; and

              (v) Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Loan.

     Any request by Borrower to convert Prime Rate Loans to LIBOR Rate Loans or continue any existing LIBOR Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Loans, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Loans.

          (b) Any LIBOR Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Loans shall, at Bank's option, convert to Prime Rate Loans in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Supplement or the Loan Agreement shall terminate, or
(iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to LIBOR Rate Loans, or the aggregate principal amount of existing LIBOR Rate Loans continued, as the case may be, at the beginning of an interest Period shall at any time during such Interest Period exceeds the Working Capital Commitment. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrower's loan account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense Incurred by such person, as a result of the conversion of LIBOR Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

          (c) On all Loans, Interest shall be payable by Borrower to Bank, at the applicable Interest Rate, monthly in arrears not later than the thirteenth
(13th) day of each calendar month.

4.   ADDITIONAL REQUIREMENTS/PROVISIONS REGARDING LIBOR RATE LOANS: ETC.

          (a) If for any reason (including voluntary or mandatory prepayment of acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the Interest rate determined by Ban in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest effort.

          (b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Loans relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

              (i) changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

              (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Loans or any deposits referred to in the definition of "LIBOR Base Rate"); or

              (iii) imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

     Bank will notify Borrower of any event which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

          (c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow a Loan on the date for such borrowing specified in the relevant notice of borrowing hereunder.

          (d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with respect to any directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

          (e) If at any time Bank, in its sole and absolute discretion, determines that (i) the amount of the LIBOR Rate Loans for periods equal to the corresponding interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Loan, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Loans shall terminate, unless Bank and Borrower agree in writing to a different interest rate applicable to LIBOR Rate Loans. If it shall become unlawful for Bank to continue to fund or maintain any Loans, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Loans in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 4(a)).

5.  CONFLICTS.

          If there is any conflict between the terms and conditions of this LIBOR Supplement to Loan Agreement and the terms and conditions of the Loan Agreement, the terms and conditions of this LIBOR Supplement to Loan Agreement shall control.

                         SCHEDULE A TO LIBOR SUPPLEMENT
                     LIBOR RATE LOAN BORROWING CERTIFICATE

              The undersigned hereby certifies as follows:

              I, __________________, am the duly elected and acting ________________ of TRANSWITCH CORPORATION ("Borrower").

          This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Commitment Letter dates as of JULY 1, 1993, as amended, by and between Borrower and Silicon Valley Bank ("Bank") (the "Loan Agreement"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

              Borrower hereby requests on __________, 20__ a LIBOR Rate Loan (the "Loan") as follows:

(a)  The date on which the Loan is to be made is ___________, 20__.

(b) The amount of the Loan is to be _____________ ($_________), for an Interest Period of three (3) months.

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this Borrowing Certificate is executed by the undersigned as of this _________ day of _________, 20__.

                                    TRANSWITCH CORPORATION

                                    By:
                                    Title:

     Internal Bank Use Only

LIBOR Pricing Date      LIBOR Rate      LIBOR Rate Variance    Maturity Date
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                         SCHEDULE B TO LIBOR SUPPLEMENT
                 LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

         The undersigned hereby certifies as follows:

                                                            I,
__________________, am the duly elected and acting _____________ of TRANSWITCH CORPORATION ("Borrower").

          This certificate is delivered pursuant to Section 2 of that certain LIBOR Supplement to Agreement together with the Commitment Letter dates as of July 1, 1993, as amended, by and between Borrower and Silicon Valley Bank ("Bank") (the "Loan Agreement"). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein,

                                                            Borrower hereby
requests on ___________, 20__ a LIBOR Rate Loan (the "Loan") as follows:

     (a) _______ (i) A rate conversion of an existing Prime Rate Loan from a Prime Rate Loan to a LIBOR Rate Loan; or

         _______ (ii) A continuation of an existing LIBOR Rate Loan as a LIBOR Rate Loan;

         [Check (i) or (ii) above]

     (b) The date on which the Loan is to be made is ___________, 20__.

     (c) The amount of the Loan is to be ___________ ($________), for an Interest Period of three (3) months.

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

     IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this _________ day of _________, 20__.

                                    TRANSWITCH CORPORATION

                                    By:
                                    Title:

     Internal Bank Use Only

LIBOR Pricing Date      LIBOR Rate      LIBOR Rate Variance    Maturity Date
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